EXHIBIT 10.35

UNITED STATES OF AMERICA Before the
SECURITIES AND EXCHANGE COMMISSION
SECURITIES ACT OF 1933
Release No. 9711 / January 27, 2015
SECURITIES EXCHANGE ACT 0 F 1934 Release No. 74141 / January 27, 2015
ACCOUNTING AND AUDITING ENFORCEMENT Release No. 3621 / January 27, 2015
ADMINISTRATIVE PROCEEDING File No. 3-16361

In the Matter of OPPENHEIMER & CO. INC., Respondent.
ORDER INSTITUTING
ADMINISTRATIVE AND CEASE-AND-DESIST PROCEEDINGS PURSUANT TO SECTION 8A OF THE SECURITIES ACT OF 1933 AND SECTIONS 15(b) AND 21C OF THE SECURITIES EXCHANGE ACT OF 1934, MAKING FINDINGS, AND IMPOSING REMEDIAL SANCTIONS AND A CEASE-AND-DESIST ORDER

I.
The Securities and Exchange Commission ("Commission") deems it appropriate and in the public interest that public administrative and cease-and-desist proceedings be, and hereby are, instituted pursuant to Section 8A of the Securities Act of 1933 ("Securities Act") and Sections 15(b) and 21C of the Securities Exchange Act of 1934 ("Exchange Act") against Oppenheimer & Co. Inc. ("Oppenheimer" or "Respondent").
II.
In anticipation of the institution of these proceedings, Oppenheimer has submitted an Offer of Settlement (the "Offer") which the Commission has determined to accept. Oppenheimer admits the Commission's jurisdiction over it and over the subject matter of these proceedings, admits the facts set forth in Sections III.B, III.C, III.D, and III.F below, acknowledges that its conduct violated the federal securities laws, and consents to the entry of this Order Instituting Administrative and Cease-and-Desist Proceedings Pursuant to Section 8A of the Securities Act of 1933 and Sections

15(b) and 21C of the Securities Exchange Act of 1934, Making Findings, and Imposing Remedial Sanctions and a Cease-and-Desist Order ("Order"), as set forth below.

III.

On the basis of this Order and Respondent's Offer, the Commission finds1 that:

A.     SUMMARY
1.    Oppenheimer engaged in two separate courses of conduct, the first during the period July 2008 through May 2009 ("Oppenheimer I") and the second during the period October 2009 through December 2010 ("Oppenheimer II"), each of which violated the federal securities laws.
Oppenheimer I
2.Between July 2008 and May 2009, Oppenheimer executed sales of billions of shares of penny stocks2 for an account in the name of its customer, Gibraltar Global Securities, Inc. ("Gibraltar") —a broker-dealer licensed in the Bahamas. Although Gibraltar purportedly maintained a proprietary account, Oppenheimer knew that Gibraltar was actually executing transactions and providing brokerage services for its customers, many of whom were U.S. persons. Through this conduct, Gibraltar acted as a broker in the United States even though it was not registered with the Commission as required by the federal securities laws.
3.Although Gibraltar was exempt from paying U.S. taxes on its own profits from sales of securities in the U.S., it used its exempt status as a means to enable its U.S. customers to avoid paying taxes. Gibraltar accomplished this by providing Oppenheimer with an Internal Revenue Service ("IRS") Form W-8BEN, which purportedly exempted Gibraltar from U.S. tax withholding based on a false certification that Gibraltar was the sole owner of all of the income generated in its Oppenheimer account. Oppenheimer, however, knew that Gibraltar's customers (and not Gibraltar) were the beneficial owners of the securities deposited, sold and or transferred. As a result Oppenheimer knew or should have known that Gibraltar's IRS withholding form was false and could not be relied on. Presented with a false withholding form, and information revealing that many Gibraltar customers were U.S. persons, Oppenheimer was required to begin withholding taxes from the gross proceeds from sales of securities in the Gibraltar account, which it did not do. Oppenheimer failed to properly withhold and remit taxes to the IRS, and therefore became liable for taxes it was obligated to withhold. Oppenheimer, however, failed to record this liability and resulting expenses, which caused its books and records to become inaccurate.

1 The findings herein are made pursuant to Respondent's Offer of Settlement and are not binding on any other person or entity in this or any other proceeding.

2 The securities qualified as "penny stocks" because they did not meet any of the exceptions from the definition of a "penny stock," as defined by Section 3(a)(51) of the Exchange Act and Rule 3a51-1 thereunder.

Oppenheimer's records were also inaccurate because they reflected the account in which Gibraltar's customers' shares were deposited, sold and transferred as a proprietary account of Gibraltar, rather than an account for Gibraltar's customers.
4.Oppenheimer was responsible for reporting suspicious activity to the U.S. Treasury Department's Financial Crimes Enforcement Network ("FinCEN") on Suspicious Activity Reports ("SARs"). In instances when suspicious activity occurred in the Gibraltar account, Oppenheimer failed to file the requisite SARs. Suspicious activities included instances where Gibraltar deposited into, and sold out of, its Oppenheimer account large quantities of penny stocks which should have raised concern that Gibraltar and its customers might be participating in unregistered offerings or sales of securities in violation of Section 5 of the Securities Act. In some instances, Gibraltar deposited billions of shares of penny stocks into its Oppenheimer account and then simply transferred them to other U.S. broker-dealers without any apparent legitimate economic or business purpose.
5.By allowing Gibraltar to operate as a broker-dealer servicing U.S. customers through its account at Oppenheimer, Oppenheimer willfully' aided and abetted and was a cause of Gibraltar's violation of Section 15(a) of the Exchange Act. In addition, by failing to recognize liabilities and expenses associated with its failure to properly withhold and remit back-up withholding taxes from sales proceeds in the Gibraltar account, Oppenheimer also willfully violated Section 17(a) of the Exchange Act and Rule 17a-3(a)(2), which requires broker-dealers to maintain ledgers accurately reflecting liabilities and expenses. By recording transactions for Gibraltar's customers in an account inaccurately maintained on Oppenheimer's books and records as Gibraltar's proprietary account, Oppenheimer also willfully violated Rule 17a-3(a)(9). Finally, Oppenheimer willfully violated Section 17(a) of the Exchange Act and Rule 17a-8 by failing to file SARs in connection with Gibraltar's suspicious activities.
Oppenheimer II
6.From October 6, 2009 through December 10, 2010, Oppenheimer, through a registered representative then associated with Oppenheimer who held a position as a Financial Advisor ("FA") and his immediate supervisor, a Branch Office Manager, willfully violated Sections 5(a) and (c) of the Securities Act when it engaged in the unregistered distribution of the securities of Quasar Aerospace, Inc. ("QASP"), Encounter Technologies, Inc. ("ENTI"), My Social Income, Inc. ("MSOA"), Strategic Rare Earth Metals, Inc. ("SREH"), Sebastian River Holdings, Inc. ("SBRH"), and Shot Spirit Corporation ("SSPT") on behalf of a customer (the "Customer"). The over 2.5 billion cumulative shares sold through the Customer's account generated approximately $12,000,000 in proceeds of which Oppenheimer was paid $588,400 in commissions.

3 A willful violation of the securities laws means merely "that the person charged with the duty knows what he is doing." Wonsover v. SEC, 205 F.3d 408, 414 (D.C. Cir. 2000) (quoting Hughes v. SEC, 174 F.2d 969, 977 (D.C. Cir. 1949)). There is no requirement that the actor "Also be aware that he is violating one of the Rules or Acts.' Id. (quoting Gearhart & Otis, Inc. v. SEC, 348 F.2d 798, 803 (D.C. Cir. 1965)).

7.No registration statement was on file or in effect as to the Customer's offers and sales of securities as required by Section 5 of the Securities Act. In certain instances, the securities were restricted because the Customer acquired them directly or indirectly from the issuers, or from affiliates of the issuers, in transactions or chains of transactions not involving any public offering. The only exemption applicable to offers and sales of restricted securities into the public markets is Securities Act Section 4(a)(1)'s exemption for "transactions by any person other than an issuer, underwriter, or dealer." The Customer's offers and sales of those restricted securities into the public market did not, however, comply with the Rule 144 safe harbor from being considered a statutory underwriter. More particularly, the Customer did not hold the securities of each of the six non-reporting issuers for at least a year prior to resale, as required by Rule 144(d); and there was a lack of adequate current public information available for QASP, MSOA, ENTI and SREH at the time of the Customer's resale, as required by Rule 144(c).
8.Thus, the Customer's offers and resales did not comply with Rule 144 or qualify for Section 4(a)(1) or any other exemption under the federal securities laws, and violated Sections 5(a) and (c).
9.Oppenheimer willfully violated Sections 5(a) and (c) of the Securities Act in executing the Customer's orders to sell the securities of the six issues. It cannot claim an exemption from Section 5 liability under Section 4(a)(4) of the Securities Act which exempts from the registration requirements of Section 5 "brokers' transactions." John A. Carley, Exchange Act Rel. No. 57,246, 2008 WL 268598, *8 (Jan. 31, 2008) (Commission opinion). To rely on the exemption, the broker-dealer must, among other things, conduct a reasonable inquiry and, after such an inquiry, it must not be "aware of circumstances indicating that the person for whose account the securities are sold is an underwriter with respect to the securities or that the transaction is part of a distribution of the securities of the issuer." 15 U.S.C. § 77d(a)(4); 17 CFR § 230.144(g)(4).
10.Oppenheimer personnel, including Branch Office personnel and senior management, recognized red flags previously identified by the Commission as indicative of illegal unregistered distributions and did not properly follow up on those red flags and analyze the information in order to be able to rely on the Section 4(a)(4) exemption. Distribution by Broker-Dealers of Unregistered Securities, Securities Act Rel. No. 33-4445 (Feb. 2, 1962) (Commission interpretative release). As a result, Oppenheimer personnel did not conduct a reasonable inquiry to determine whether the Customer's offers and resales were exempt from the Section 5 registration requirements.
11.In failing to establish and implement policies and procedures reasonably designed to prevent and detect Oppenheimer personnel's violations of Section 5, Oppenheimer also failed reasonably to supervise. In this regard, Oppenheimer failed to establish procedures reasonably designed to achieve compliance with Section 5, for example, in formulating policies related to sales of penny stocks; and failed to implement such procedures as existed for purposes of determining whether Oppenheimer's personnel conducted a reasonable inquiry regarding whether the Customer's resale transactions complied with Rule 144.
B.    RESPONDENT
12.    Oppenheimer, a New York corporation, is a broker-dealer and an investment adviser registered with the Commission and headquartered in New York, New York. Oppenheimer is a subsidiary of Oppenheimer Holdings, Inc., a publicly traded company with securities registered with the Commission pursuant to Section 12(b) of the Exchange Act.
C.    OTHER ENTITY RELEVANT TO OPPENHEIMER I
13.    Gibraltar Global Securities, Inc., is a broker-dealer, investment management and advisory firm established in 2004 that is domiciled in the Commonwealth of the Bahamas. Gibraltar is licensed and regulated by the Securities Commission of the Bahamas. Gibraltar serviced its customers through an account it maintained at Oppenheimer (among other U.S. broker-dealers). In 2013, the Commission charged Gibraltar and its president with violating Section 15(a) of the Exchange Act and Section 5 of the Securities Act. (SEC v. Gibraltar Global Securities, Inc. and Warren A. Davis, 13 cv 2575 (S.D.N.Y.)) Gibraltar is also a defendant in SEC
v. Carillo Huettel LLP, et al., 13 cv 1735 (S.D.N.Y.), in which the Commission, in 2013, charged Gibraltar with violations of Section 5 of the Securities Act and the antifraud provisions of the federal securities laws in connection with pump-and-dump schemes concerning two penny stocks.
D.    OPPENHEIMER I FACTS
14.In May 2007, Gibraltar opened an account at Oppenheimer. In its account opening documents, Gibraltar described itself simply as a broker-dealer in the business of investments. Oppenheimer designated Gibraltar as a high risk account because, among other reasons, it was located in the Bahamas. At the time, Oppenheimer knew that Gibraltar was a foreign broker-dealer.
15.As part of its account opening documents, Gibraltar submitted an IRS Form W-8BEN, "Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding," which exempted Gibraltar from tax withholding and information reporting of securities sales proceeds to the IRS, based upon Gibraltar's status as a foreign entity. In its IRS Form W-8BEN, Gibraltar falsely represented that it was the beneficial owner of all the income generated in its account at Oppenheimer and that "the beneficial owner [was] not a U.S. person."
16.Oppenheimer knew or should have known that Gibraltar's Form W-8BEN was false because, among other things, Gibraltar instructed Oppenheimer to accept deposits and execute sales for Gibraltar's clients, some of whom maintained U.S. addresses. Oppenheimer also knew or should have known that it could not rely on the Form W-8BEN. However, during the period February 2009 through June 2009, Oppenheimer failed to withhold taxes from the sales of securities in Gibraltar's account and similarly failed to remit the amounts that it was obligated to withhold and report the sales proceeds to the IRS. Oppenheimer also failed to recognize liabilities and expenses associated with its failure to withhold taxes from sales of securities in Gibraltar's account.
17.Gibraltar used its Oppenheimer account almost exclusively to deposit, sell and transfer shares of penny stocks into the United States on behalf of its customers. From July 2008 through June 2009, Gibraltar conducted approximately 1,800 trades in its Oppenheimer account. Almost all of those trades were orders to sell, resulting in proceeds over $14.68 million from the sale of approximately 7.6 billion shares of over 92 different issuers. Gibraltar also used its Oppenheimer account to distribute billions of shares of over 130 different issuers of thinly traded penny stocks into U.S. markets by depositing shares and instructing Oppenheimer to transfer those shares to other broker-dealers.
18.Oppenheimer knew or was reckless in not knowing that Gibraltar was selling shares on behalf of its customers and that Gibraltar was not the beneficial owner of the securities sold. In fact, in or about January 2009 Gibraltar's president informed Oppenheimer personnel that Gibraltar's customers wanted to liquidate shares of penny stocks. Gibraltar's president told Oppenheimer that even though the securities to be liquidated were deposited into Gibraltar's account and in Gibraltar's name, those securities actually belonged to its underlying customers.
19.Oppenheimer was aware of additional facts showing that Gibraltar was not the beneficial owner of certain securities in the Gibraltar account. In fact, beginning by at least November 2008, several Oppenheimer employees, including a registered representative and his assistant, accepted share certificates for deposit into Gibraltar's account that were titled "Gibraltar Global Securities fbo (or "for the benefit of') [Gibraltar's customer]." Gibraltar also instructed Oppenheimer's registered representatives via e-mail to deposit shares of numerous penny stock issuers electronically through the facilities of the Depository Trust Company. In its e-mails to Oppenheimer, Gibraltar stated that the deposits were "for the benefit of or "fbo" its customers. In certain instances, Gibraltar forwarded its customers' instructions to Oppenheimer. In other instances, Gibraltar's customers were also Oppenheimer's customers. A number of Gibraltar's customers maintained U.S. addresses.
20.Oppenheimer employees also became aware that Gibraltar had used its account to service brokerage customers by processing securities transfers between Gibraltar's customers and Oppenheimer's own customers. On certain occasions Gibraltar requested that Oppenheimer transfer shares from Gibraltar's Oppenheimer account to other Oppenheimer customers' accounts and vice versa. Oppenheimer described these transfers as "third party journals" or "journals." To approve journals, Gibraltar provided Oppenheimer with letters of authorization to transfer securities from the Gibraltar account to its clients' individual accounts at Oppenheimer. To complete journals, Oppenheimer's representatives were required to fill out questionnaires stating the specific purpose of the journals and the relationship between the parties sending and receiving the shares. On at least one occasion concerning a journal between Gibraltar and another Oppenheimer U.S. customer, Oppenheimer's employees stated on the questionnaire that the purpose of the journal was to transfer stock to a "client of Gibraltar." Thus, Oppenheimer knew that some of its own customers were also Gibraltar's customers, and that Gibraltar was servicing them through transfers between the accounts.
21.In January 2009, Oppenheimer's Anti-Money Laundering ("AML") Officer inquired about a suspicious journal (i.e., a transfer) between Gibraltar and another Oppenheimer customer located in California. As a result, Oppenheimer assigned a surveillance analyst to review Gibraltar's activity. Oppenheimer's surveillance analyst concluded that Gibraltar's activities needed to be "escalated" because they raised red flags, namely that Gibraltar: (i) was a foreign broker-dealer doing business in the U.S.; (ii) selling "low-priced stock" on behalf of customers; and (iii) that it immediately wired the proceeds out of the Oppenheimer account. Oppenheimer's surveillance analyst also reviewed Gibraltar's website. The analyst concluded that Gibraltar's website offered trading, charged competitive commissions and provided customer statements online. In addition to the surveillance analyst, other Oppenheimer personnel—including its registered representatives servicing the Gibraltar account—visited Gibraltar's website in connection with their "know your customer" obligations. Gibraltar's website described itself as a Bahamian "off-shore" broker-dealer and offered its trading, commissions, and numerous other services commonly provided by brokers.
22.Oppenheimer's AML Policies and Procedures prohibited "foreign financial institutions" ("FFIs") from trading on behalf of customers instead requiring each customer of a FFI to create a separate account transacting on a fully disclosed basis. To obtain an exemption from Oppenheimer's prohibition, FFIs were required to submit an application explaining (among other things) the purpose of the account. In connection with Oppenheimer's surveillance analyst's January 2009 investigation into the suspicious third party journal, Gibraltar submitted a request to maintain a single account at Oppenheimer notwithstanding the fact that it was trading on behalf of customers. Gibraltar's exemption request, which was ultimately denied, stated that Gibraltar was a "stock broker-dealer." The exemption request further indicated that Gibraltar intended to provide trading services on behalf of customers, and that the "markets served" were the "United States, Canada, [and] Europe."
23.From July 2008 through June 2009, Oppenheimer routinely accepted large deposits of penny stocks from Gibraltar either electronically or by accepting physical certificates. These deposits identified certain U.S. persons (individuals and/or entities) on the face of the security certificates or as the beneficial owners of the shares. Thereafter Oppenheimer followed Gibraltar's instructions to either sell the shares or transfer them to other broker-dealers. The transactions were suspicious because, although the deposits were made into Gibraltar's proprietary account, the securities belonged to Gibraltar's customers and were in fact titled "for the benefit of or "fbo" Gibraltar's customers. In addition, Gibraltar deposited large blocks of penny stocks and sold a significant portion of those securities shortly after deposit. Accordingly, these deposits (and subsequent sales) on behalf of Gibraltar's customers should have raised red flags that Gibraltar was participating in unlawful offerings or sales of securities that may have required registration or exemption from registration.

24.Gibraltar's deposits (and subsequent sales and transfers) of penny stocks were also indicia of suspicious activity under Oppenheimer's AML Policies and Procedures. Oppenheimer's AML Policies and Procedures required Oppenheimer personnel to raise red flags such as clients delivering physical certificates representing large blocks of thinly traded or low priced securities. Nevertheless, Oppenheimer did virtually nothing to monitor Gibraltar's sales of penny stocks and failed to conduct any due diligence or further inquiry. Oppenheimer's personnel responsible for reviewing Gibraltar's trading failed to do anything to review Gibraltar's sales to confirm that they were legitimate transactions, as required by Oppenheimer's AML Policies and Procedures, and not suspicious transactions that required reporting. Moreover, had due diligence and further inquiry been conducted as required, Oppenheimer's personnel would have likely detected additional indicia of possible market manipulation; specifically, that Gibraltar's deposits, sales and transfers of thinly traded penny stock often coincided with suspicious news stories and dubious promotion. Furthermore, on certain occasions after April 2009, Oppenheimer received regulatory or other inquiries concerning Gibraltar's activity. On at least one occasion, Oppenheimer received a specific inquiry asking whether Oppenheimer had AML concerns about Gibraltar's possible activity in unregistered offerings or sales of securities. Because of AML-related inquiries and other red flags of potential misconduct in the Gibraltar account, Oppenheimer had reason to suspect that the transactions involved unlawful activity.
25.Oppenheimer had reason to suspect that Gibraltar's U.S. customers may not have been paying taxes (or not reporting income to the IRS) on the profits from the sales of their stocks made by Gibraltar through the Oppenheimer account. For example, Oppenheimer knew or should have known that: (i) Gibraltar was selling penny stocks on behalf of its customers—many of whom maintained addresses in the U.S.; (ii) Gibraltar's IRS Form W-8BEN was false because it certified that Gibraltar was the beneficial owner of the income in the Oppenheimer account; and (iii) Gibraltar was located in a jurisdiction that it considered a tax haven. As mentioned, on certain occasions, various Oppenheimer employees (including certain Oppenheimer registered representatives) accessed Gibraltar's website. Gibraltar's website advertised that its customers were not required to pay taxes on their profits.
E.    OPPENHEIMER I VIOLATIONS
Broker-Dealer Registration Violations
26.Section 3(a)(4) of the Exchange Act defines a "broker" as "any person engaged in the business of effecting transactions in securities for the account of others." Being "engaged in the business" is demonstrated by, among other things, regularity of participation through active solicitation, the dollar amount of securities sold, and the extent to which advertisement and investor solicitation are utilized.
27.In addition to regularity of participation, Section 3(a)(4) also requires that the person effect securities transactions on behalf of others. Among the indicia that a person is effecting transactions on behalf of others are: (1) active solicitation of investors; (2) receiving transaction-based compensation; (3) facilitating or participating in the execution of transactions; and (4) handling the securities or funds of others in connection with securities transactions.
28.Gibraltar used its Oppenheimer account to act as a "broker" within the meaning of Section 3(a)(4) of the Exchange Act. As described in Section III.D above, Gibraltar advertised its brokerage services through its website. Gibraltar solicited U.S. customers through its website, and earned commissions executing transactions on behalf of United States persons through its Oppenheimer account. Gibraltar also took an active role in handling the securities and funds of U.S. customers which was facilitated by Oppenheimer.
29.Oppenheimer knew that Gibraltar was acting as a broker within the meaning of Section 3(a)(4) of the Exchange Act and that Gibraltar was engaged in brokerage activities in the United States. Oppenheimer also knew that Gibraltar: (1) maintained a website that advertised its services; (2) executed transactions on behalf of its customers through Oppenheimer; (3) charged commissions; and (4) actively handled securities and funds for its customers. In addition, Oppenheimer knew that Gibraltar was not registered as a broker in the U.S.
30.By accepting share deposits on behalf of Gibraltar's customers and thereafter executing sales (and transfers) of penny stocks for proceeds of over $14.68 million, Oppenheimer provided substantial assistance and aided and abetted and was a cause of Gibraltar's violation of Section 15(a) of the Exchange Act, which requires any broker or dealer that uses the mails or any means of interstate commerce to effect transactions in, or to induce or attempt to induce purchases or sales of securities (other than an exempted security or commercial paper, bankers' acceptances, or commercial bills) to register with the Commission in accordance with Section 15(b).
Anti-Money Laundering Violations
31.The Bank Secrecy Act ("BSA"), as amended by the USA PATRIOT Act, and implemented under rules promulgated by FinCEN, requires that broker-dealers file Suspicious Activity Reports ("SARs") with FinCEN to report a transaction (or a pattern of transactions of which the transaction is a part) conducted or attempted by, at, or through the broker-dealer involving or aggregating to at least $5,000 that the broker-dealer knows, suspects, or has reason to suspect: (1) involves funds derived from illegal activity or is conducted to disguise funds derived from illegal activities; (2) is designed to evade any requirements of the Bank Secrecy Act; (3) has no business or apparent lawful purpose and the broker-dealer knows of no reasonable explanation for the transaction after examining the available facts; or (4) involves use of the broker-dealer to facilitate criminal activity. 31 C.F.R. § 1023.320(a)(2) ("SAR Rule").
32.Exchange Act Rule 17a-8 requires broker-dealers to comply with the reporting, record-keeping and record retention requirements of the BSA. The failure to file a SAR as required by the SAR Rule is a violation of Section 17(a) of the Exchange Act and Rule 17a-8 thereunder, and is enforceable by the Commission.

33.        As a result of Gibraltar's activity described in Section III.D above, Oppenheimer knew, suspected or had reason to suspect that Gibraltar was using its Oppenheimer account to facilitate unlawful activity, specifically, that Gibraltar was using its Oppenheimer account to:

a.	participate in unregistered offerings and sales of securities in violation of Section 5 of the Securities Act;

b.	engage in penny stock market manipulation, in violation of Sections 10(b) of the Exchange Act and 17(a) of the Securities Act;

c.	evade the payment of U.S. taxes (or not report income to the IRS);

d.	operate as a broker-dealer in the U.S. in violation of Section 15(a) of the Exchange Act; and

e.	Moreover, Gibraltar's deposits and subsequent transfers of penny stocks were suspicious because they lacked any apparent business or lawful purpose.
34.        By failing to file SARs with FinCEN as required by the BSA as amended by the
PATRIOT Act with respect to any of Gibraltar's activity described above, Oppenheimer willfully violated Section 17(a) of the Exchange Act and Rule 17a-8.
Books-and-Records Violations
35.Section 17(a) of the Exchange Act provides that each broker-dealer "shall keep for prescribed periods such records, furnish such copies thereof, and make and disseminate such reports as the Commission, by rule, prescribes as necessary or appropriate in the public interest, for the protection of investors, or otherwise in furtherance of the purposes of this title." Under Section 17(a)(1) of the Exchange Act and Rule 17a-3 promulgated thereunder, broker-dealer are required to make and keep current certain specified books and records relating to their business. Under Rule 17a-3(a)(2) broker-dealers are required to maintain "[1]edgers (or other records) reflecting all assets and liabilities, income and expense and capital accounts." The requirement to maintain books and records under Rule 17a-3 requires that they also be accurate. Oppenheimer's books and records were inaccurate because they failed to recognize Oppenheimer's tax liability and expenses associated with the Gibraltar account.
36.U.S. broker-dealers are required to report sales of securities by each customer (including the customer's tax identification number ("TIN")) who is a U.S. person to the IRS. Sales of securities for customers who are not U.S. persons, however, are exempt from reporting. U.S. broker-dealers are required to withhold 28% of all proceeds of sales of securities by U.S. persons if they have not provided a Form W-9 with a valid TN. No such withholding is required for customers who are not U.S. persons if their foreign status is established by a valid Form W‑

8BEN. A U.S. broker-dealer may only rely on a Form W-8BEN to establish foreign status absent actual knowledge or reason to know that the form is inaccurate otherwise.
37.As described in Section III.D above, Gibraltar submitted a Form W-8BEN, "Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding," in order to obtain exemption from tax withholding. Gibraltar's W-8BEN certified, under penalties of perjury, that Gibraltar was the sole owner of the income generated in its Oppenheimer account and that the beneficial owner was not a U.S. person. This certification was false. Gibraltar was transacting on behalf of its underlying customers—many of whom maintained U.S. addresses. These underlying customers (and not Gibraltar) were the beneficial owners of the securities sold from (and the income generated in) Gibraltar's account. By submitting the false W-8BEN, Gibraltar was able to avoid having Oppenheimer withhold taxes and/or report proceeds of the sale of securities income to the IRS.
38.As described in Section III.D above, by February 2009 at the latest, Oppenheimer became aware that Gibraltar deposited and sold securities for the benefit of Gibraltar's underlying customers. It therefore knew or had reason to know that Gibraltar's W-8BEN was false and could no longer rely on Gibraltar's W-8BEN. At that point it was obligated to withhold 28% of the gross proceeds from the sale of securities in Gibraltar's account.
39.A U.S. broker-dealer that fails to back up withhold 28% of all proceeds of sales of securities (and thereafter remit) taxes when it knows or has reason to know of facts indicating that a withholding exemption form (such as a W-8BEN) is false or inaccurate is jointly and severally liable for any amounts that were required to be withheld.
40.As described in Section III.D above during the period February 2009 through June 2009, Oppenheimer failed to withhold 28% of the gross proceeds from sales of securities in the Gibraltar account and remit the amounts withheld to the IRS. Accordingly, Oppenheimer was liable for the amounts it was obligated to withhold and remit to the IRS. As a result Oppenheimer incurred an expense that it also failed to record in its books, records and ledgers. Oppenheimer's books, records and ledgers were inaccurate because they did not reflect the tax withholding liabilities and resulting expenses.
41.Pursuant to Rule 17a-3(a)(2) of the Exchange Act Oppenheimer was required to maintain "[1]edgers (or other records) reflecting all assets and liabilities, income and expense and capital accounts." Beginning in February 2009, these records did not accurately reflect tax liabilities and associated expenses relating to the Gibraltar account.
42.Because its ledgers were inaccurate, Oppenheimer violated Section 17(a) of the Exchange Act and Rule 17a-3(a)(2).
43.Rule 17a-3(a)(9) of the Exchange Act requires broker-dealers to maintain records for each cash and margin account, showing, among other things, the name and address of the beneficial owner. As set forth above, Oppenheimer violated Section 17(a) and Rule 17a-3(a)(9) of the Exchange Act by recording transactions for Gibraltar's customers in an account inaccurately maintained on Oppenheimer's books and records as Gibraltar's proprietary account.
F.    OPPENHEIMER II FACTS
44.In October 2009, the Customer opened an account with Oppenheimer. Its first deposit, on October 6, 2009, was of 200 million QASP shares.
45.The Customer acquired penny stocks in the six issuers through wrap-around agreements or through third-party stock purchase agreements. In both scenarios, the transactions were predicated upon the issuer owing a debt with no convertibility provision to an affiliate of the issuer or an unaffiliated third party, such as a service provider, for more than one year.
46.With respect to the securities of four issuers, QASP, MSOA, SBRH, and SSPT, the Customer entered into wrap-around agreements with each issuer and an affiliate of the issuer pursuant to which the affiliate assigned to the Customer the right to collect an amount owed to the affiliate by the issuer in exchange for the Customer giving a promissory note to the issuer. The agreements between the Customer and issuer each added a convertibility provision pursuant to which the Customer could convert the debt now owed to it by the issuer into common stock. The Customer then converted the debt into shares of the issuer, deposited and liquidated the shares in its Oppenheimer account, and withdrew the proceeds.
47.With respect to the securities of two issuers, ENTI and SREH, the Customer entered into a stock purchase agreement with a third-party purportedly unaffiliated with the issuer to whom the issuer owed a debt. On the same day or shortly before the Customer entered the agreement, the third party converted its debt into issuer shares with the consent of the issuer, even though no conversion provision had been previously included with the debt. Pursuant to the stock purchase agreement, the third party then sold those shares to the Customer.
48.In most instances, the Customer had deposited and liquidated each tranche of the six issuers' penny stocks through its Oppenheimer account shortly after acquiring them. In any event, the Customer had liquidated all tranches of each issuer's securities in less than eight months.
49.As a result of this pattern of acquisition and liquidation, the Customer owned the following percentages of the outstanding shares over the dates given:

Security	Date range	Percentage owned by Customer
QASP	December 2009 to February 2010	23%
MSOA	March 19, 2010 to June 29, 2010	18%
SBRH	June 10, 2010 to July 27, 2010	49.6%
ENTI	June 22, 2010 to July 28, 2010	31%

50.No registration statement was filed with the Commission or in effect with respect to the conversion of the debt into shares, the Customer's initial purchase of the securities, or the Customer's subsequent resales. The Customer's resales were effected through interstate commerce.
51.The Customer represented to Oppenheimer that its resales qualified for the Rule 144 safe harbor and the Securities Act Section 4(a)(1) exemption from registration.
52.The Customer's resales of the securities of all six issuers did not qualify for exemption from registration because the Customer did not meet Rule 144(d)'s one-year holding period requirement.
53.The Customer's resales of four of the issuers—QASP, MSOA, ENTI, and SREH—also did not qualify for exemption from registration because there was no adequate current public information available with respect to those issuers as required by Rule 144(c).
54.QASP shares were deposited at Oppenheimer by Deposit/Withdrawal At Custodian, which is an electronic transfer of the shares from the transfer agent. With respect to the securities of the other five issuers, the Customer deposited the shares at Oppenheimer in the form of physical certificates.
55.The per-share price of the securities was in many cases below one cent, and never exceeded $0.24 per share.
56.From the time the Customer began selling penny stocks through its Oppenheimer account, Oppenheimer was aware or should have been aware that the Customer was engaging in illegal unregistered distributions of securities based on the presence of red flags.
57.During the relevant period, for example, Oppenheimer personnel were aware that the Customer's business model was to acquire and immediately liquidate large blocks of shares for the purpose of raising capital to finance penny stock issuers.
58.On January 13, 2009, the Financial Industry Regulatory Authority ("FINRA") issued Notice to Members 09-05 in which FINRA reminded firms of their obligations to determine whether sales comply with the registration requirements of the federal securities laws. FINRA listed the red flags that broker-dealers should be on the alert for in identifying illegal unregistered distributions. The red flags were consistent with red flags previously identified by the Commission as indicative of illegal unregistered distributions.
59.Oppenheimer's compliance department issued internal guidance in October 2009, in response to FINRA Notice 09-05, expressly referencing certain of these red flags which broker-dealers should be on the alert for in identifying illegal unregistered distributions. The red flags included the following: (i) a customer opens a new account and delivers physical certificates representing a large block of thinly traded or "low-priced securities"; (ii) a customer has a pattern of depositing physical share certificates, immediately selling the shares, and then withdrawing the proceeds from the account; (iii) a customer deposits share certificates that have been recently issued or represent a large percentage of the float of the security; and (iv) the lack of a restrictive legend on deposited shares seems inconsistent with the date the customer acquired the securities or the nature of the transactions in which the securities were acquired.
60.The Customer's account activity exhibited a pattern of red flags identified in Commission precedent and the FINRA notice indicating the transactions were part of illegal unregistered distributions. For example, the Customer opened the account in October 2009 and deposited 2.5 billion shares of penny stocks, mostly in the form of physical certificates. In many instances, the Customer obtained the shares pursuant to conversion provisions put in place coincident with or shortly before each share issuance. The Customer had a pattern of depositing and liquidating the shares and withdrawing the proceeds from each sale. The certificates deposited did not have restricted legends even though the Customer had only recently acquired them in a private transaction with the issuer or third parties who themselves had recently acquired them from the issuer. In addition, the cumulative number of shares owned and sold over relatively short periods of time constituted a significant percentage of the issued and outstanding shares. The per share price of each liquidated share of the six issuers was generally sub-penny and never exceeded $0.24.
61.Oppenheimer personnel became aware of these red flags raised by the Customer's account activity but did not reasonably follow up to determine whether the transactions were part of an illegal unregistered distribution. Because many of the Customer's transactions described above were for shares priced below a penny, the FA had to obtain senior management personnel's exceptions to the firm's policy prohibiting the sale of sub-penny shares. In granting the FA's requests, certain senior management personnel became aware of certain of these red flags.
62.Oppenheimer personnel did not conduct a reasonable inquiry sufficient to claim reliance on the Section 4(a)(4) exemption.
63.For resale transactions of the securities of QASP, Oppenheimer did not ascertain reasonably that an exemption from registration was available. For the majority of the QASP deposits and resales, Oppenheimer personnel did not gather any other information or inquire about them. Oppenheimer personnel did not receive attorney opinion letters from the Customer for any deposits and resales.
64.For resale transactions of the securities of the remaining five issuers, the relevant Branch Office generally made inquiries consisting of contacting the transfer agent; conducting searches of databases for information, including adequate current public information, on the issuer; and reviewing the agreement and other paperwork the Customer provided to determine that the Customer owned the shares being deposited. The Branch Office personnel conducting this inquiry did not, however, reasonably review this information with a view towards determining whether the transactions met any exemption from the registration requirements; nor could they have, as they did not adequately understand Section 5 or Rule 144's requirements. As a result, these inquiries either revealed facts that called into question the availability of the purported Rule 144 safe harbor, on which the Branch Office personnel failed to follow up, or did not sufficiently address facts necessary to support the representations of the Customer that a Rule 144 safe harbor was available for its resale transactions.
65.In connection with most of the deposits of the securities of the five issuers, the Customer also submitted an attorney opinion letter written on behalf of the issuer or the Customer and directed to the transfer agent. Those letters identified Rule 144 as the applicable safe harbor allowing the Customer to use the Section 4(a)(1) exemption from the registration requirements of the Securities Act and purported to explain why Rule 144 was available. These attorney opinion letters indicated that the legal conclusions were based primarily on documents provided by and representations made by the Customer and issuers, and they indicated that the attorneys did not independently verify the facts forming the basis for their opinions.
66.Given that the pattern of recurring red flags of which Oppenheimer personnel was aware strongly suggested that the Customer was engaged in illegal unregistered distributions of securities, the attorney opinion letters that the Customer submitted did not provide Oppenheimer with a reasonable basis upon which to conclude that the Rule 144 safe harbor was available. First, the letters with respect to ENTI and SREH applied only to the sale of the third-party to the Customer, and on their face did not apply to the Customer's resale of the shares. Second, none of the letters set forth all of the elements of Rule 144, nor did they explain how those elements were met in the context of facts known to Oppenheimer which indicated that the elements were not met. Third, all of the attorney opinion letters were based primarily on conclusory representations by the issuers and the Customer.
67.During the relevant period, Oppenheimer's policies and procedures did not address compliance with Section 5, including how to conduct a reasonable inquiry to determine whether a customer's transactions were subject to an available exemption from the registration requirements of Section 5, except in relation to compliance with certain requirements of Rule 144.
68.In response to trading in penny stocks, among other things, Oppenheimer formulated policies designed to limit customers' transactions in penny stocks and address capital costs of clearing the stocks. Although these policies purportedly sought to address potential unregistered distributions, among other regulatory risks, no feature of the policies reflected consideration of Section 5 requirements, except for the limited consideration of affiliate status.
69.Oppenheimer also did not adequately implement its policies and procedures to prevent or detect Oppenheimer personnel's Section 5 violations.
70.Before September 2010, Oppenheimer's written policy required that all shares subject to Rule 144 be reviewed and cleared by the firm's National Sales department. With respect to physical stock certificates, the practice at the relevant Branch Office for identifying "restricted" securities, however, was to see whether the certificate bore a restricted legend, and route only those certificates bearing such a legend to this department. The Branch Office did not route to this department those certificates without a legend, even if they were accompanied by a Rule 144 opinion letter from outside counsel, unless it determined the customer may be an affiliate of the issuer.
71.    Beginning around September 2010, Oppenheimer eliminated certain procedures designed to detect or prevent Section 5 violations concerning resales of securities not stamped "restricted" and accompanied by an opinion letter when Oppenheimer had the National Sales department perform a limited review of the certificates bearing no restricted legends. Personnel from this National Sales department reviewed the deposit of SSPT shares, described above, under this limited review but did not detect that the transactions failed to meet the requirements of Rule 144.
G.    OPPENHEIMER II VIOLATIONS
Section 5 Violations
72.Sections 5(a) and 5(c) of the Securities Act prohibit the offer and sale of securities through interstate commerce or the mails, unless a registration statement is filed with the Commission and is in effect, or the offer and sale are subject to an exemption.
73.No registration statement was filed with the Commission or in effect with respect to the conversion of the debt into shares, the Customer's initial purchase of the securities, or the Customer's subsequent resales. The Customer's resales were effected through interstate commerce.
74.Rule 144 provides a non-exclusive safe harbor for individuals or entities to sell restricted or affiliate-owned shares without being deemed to be a statutory underwriter and therefore qualify for Securities Act Section 4(a)(1)'s exemption from registration for "transactions by any person other than an issuer, underwriter, or dealer." To qualify for the safe harbor, the resale must meet each of the following conditions: the individual or entity must hold the shares of a non-reporting issuer for at least a year prior to reselling them and there must be adequate current public information available. 17 C.F.R. § 230.144(c) & (d).
75.The Customer's resale of the securities of the six issuers did not meet Rule 144's holding period requirement. In circumstances involving a conversion or exchange of securities, Rule 144(d)(3)(ii) allows a security holder which acquired a security in exchange for other securities of the same issuer to tack the holding period back to the date at which the surrendered security was first acquired. The debts the Customer converted to acquire the shares did not qualify as "securities" for purposes of Rule 144(d)(3)(ii). See Reves v. Ernst & Young, 494 U.S. 56, 65 (1990). Additionally, in this case, even if the debt had been a security from the outset, the Customer could not tack back its holding period to that of previous affiliated owners. See Resales of Restricted and Other Securities, Securities Act Rel. No. 33-6099 (August 2, 1979), 1979 WL 174360 (at Item 33). Thus, the Customer could not tack its holding period back to the onset of the original debt. Lastly, Rule 144(d)(2) requires payment in full before the holding period can commence. In this instance, the wrap-around agreements indicated that the Customer paid for the QASP, MSOA, SBRH, and SSPT securities with a promissory note, which does not qualify as full payment in this case. 17 C.F.R. §230.144(d)(2). The Customer paid for the shares around the time of the conversions, at which time the holding period commenced.
76.Further, the Customer's resales of QASP, MSOA, ENTI, and SREH also did not qualify for exemption from registration because there was no adequate current public information available with respect to those issuers as required by Rule 144(c).
77.Section 4(a)(4) of the Securities Act exempts from the registration requirements of Section 5 "brokers' transactions executed upon customers' orders on any exchange or in the over-the-counter market but not the solicitation of such orders." Section 4(a)(4) of the Securities Act is unavailable when a broker-dealer "knows or has reasonable grounds to believe that the selling customer's part of the transaction is not exempt from Section 5 of the Securities Act." John A. Carley, Exchange Act Rel. No. 57246, 2008 WL 268598, *8. To rely on this exemption, the broker-dealer must, among other things, conduct a reasonable inquiry into the facts surrounding the proposed unregistered sale, and after such inquiry it must not be "aware of circumstances indicating that the person for whose account the securities are sold is an underwriter with respect to the securities or that the transaction is part of a distribution of the securities of the issuer." 15 U.S.C. § 77d(a)(4); 17 CFR § 230.144(g)(4). Section 2(a)(11) of the Securities Act defines an underwriter as "any person who has purchased from an issuer, with a view to, or offers or sells for an issuer in connection with, the distribution of any security, or participates or has a direct or indirect participation in any such undertaking, or participates or has a participation in the direct or indirect underwriting of any such undertaking." 15 U.S.C. § 77b(a)(11).
78.From the time the Customer began selling penny stocks through its Oppenheimer account, Oppenheimer was aware or should have been aware that the Customer was engaging in illegal unregistered distributions of securities.
79.There were ample red flags, as noted in paragraph 61 of Section III.F above, of which Oppenheimer personnel, including senior management, were aware that required Oppenheimer to conduct a reasonable inquiry.
80.A reasonable inquiry must be an "adequate inquiry under the circumstances." Wonsover, 205 F.3d at 409. "The amount of inquiry called for necessarily varies with the circumstances of particular cases. A dealer who is offered a modest amount of a widely traded security by a responsible customer, whose lack of relationship to the issuer is well known to him, may ordinarily proceed with considerable confidence. On the other hand, when a dealer is offered a substantial block of a little-known security, either by persons who appear reluctant to disclose exactly where the securities came from, or where the surrounding circumstances raise a question as to whether or not the ostensible sellers may be merely intermediaries for controlling persons or statutory underwriters, then searching inquiry is called for." Distribution by Broker-Dealers of Unregistered Securities, Securities Act Rel. No. 33-4445 (emphasis added).

81.Given the specific red flags associated with the Customer's deposits and resales of the six securities, as noted in Section III.F above, Oppenheimer was required to engage in a searching inquiry to properly rely on the Section 4(a)(4) brokers' transaction exemption. See World Trade Financial Corp., et al., Exchange Act Rel. No. 66114, 8 (Jan. 6, 2012) (Commission opinion), petition denied, 739 F.3d 1243 (9th Cir. 2014); Stone Summers & Co., et al., 45 S.E.C. 105, 108 (1972) (Commission opinion). However, Oppenheimer personnel did not conduct a reasonable inquiry sufficient to claim reliance on the Section 4(a)(4) exemption.
82.Brokers, however, in the face of recurring red flags suggesting that their customers are engaging in unregistered distributions of securities, cannot satisfy their reasonable inquiry obligations by relying on the mere representations of their customers, the issuers, or counsel for the same, without reasonably investigating the potential for opposing facts. See World Trade Financial Corp. v. SEC, 739 F.3d 1243, 1249 (9th Cir. 2014) (rejecting the argument that under the circumstances the duty of reasonable inquiry was met by reliance on third parties in conformity with industry practice and stating "brokers rely on third—parties at their own peril, and will not avoid liability through that reliance when the duty of reasonable inquiry rests with the brokers"); Wonsover, 205 F.3d at 415-16 (rejecting broker's argument that under the circumstances he justifiably relied on the clearance of sales by his firm's restricted stock department, the transfer agent, and counsel). A broker-dealer cannot "rely upon the absence of restrictive legends on the stock certificates when the circumstances surrounding the transaction indicate the need for a thorough investigation." Transactions in Securities of Laser Arms Corporations by Certain Broker-Dealers, Exchange Act Rel. No. 34-28878, 13 (Feb. 14, 1991) (Commission opinion).
83.As described in paragraphs 64 and 65 of Section III.F, Oppenheimer personnel collected information and made certain inquiries which either revealed facts that called into question the availability of the purported Rule 144 safe harbor, on which the Branch Office personnel failed to follow up, or did not sufficiently address facts necessary to support the representations of the Customer that a Rule 144 safe harbor was available for its resale transactions.
84.Oppenheimer personnel received attorney opinion letters in connection with most of the deposits of the securities of the five issuers other than QASP. A broker may reasonably rely on an attorney opinion concluding that an exemption from registration is available only where: (1) that opinion letter describes "the relevant facts in sufficient detail to provide an explicit basis for the legal conclusions stated," Sales of Unregistered Securities by Broker-Dealers, Exchange Act Rel. No. 9239 (July 7, 1971); and (2) the broker's reasonable independent investigation does not uncover contrary facts. As noted in paragraph 67 of Section III.F, in the context of the red flags known to Oppenheimer personnel, they could not rely on these letters because: (1) the letters with respect to ENTI and SREH applied only to the sale of the third-party to the Customer, and on their face did not apply to the Customer's resale of the shares; (2) none of the letters set forth all of the elements of Rule 144, nor did they explain how those elements were met in the context of facts known to Oppenheimer which indicated that the elements were not met; and (3) all of the attorney opinion letters were based primarily on conclusory representations by the issuers and the Customer.

85.    As a consequence, Oppenheimer and its personnel could not claim the brokers'
transaction exemption under Section 4(a)(4) with respect to the Customer's unregistered resales of securities, and willfully violated Sections 5(a) and (c).
Failure Reasonably to Supervise
86.Section 15(b)(4)(E) of the Exchange Act provides that the Commission may sanction a broker-dealer for failing reasonably to supervise, with a view to preventing violations of the federal securities laws, another person subject to its supervision who commits such a violation.
87.Broker-dealers must establish procedures reasonably designed to prevent and detect the particular violation at issue. See Midas Securities, LLC, et al., Exchange Act Rel. No. 66200, 2012 WL 169138 at*12 (Jan. 20, 2012) (Commission opinion). Procedures addressing the unregistered sale of securities that fail to instruct sales staff on how to identify an illegal unregistered distribution, such as providing guidance setting forth: (1) "'reasonable inquiry' procedures ... when customers [seek] to sell large amounts of an unknown stock to the public without registration," and (2) "how to determine whether a proposed sale was exempt from registration, including asking their customer how, when, and under what circumstances the customer acquired the stock" may be unreasonable. Id.
88.As described in paragraphs 68 and 69 of Section III.F, Oppenheimer did not establish policies and procedures that addressed compliance with Section 5, including how to conduct a reasonable inquiry to determine whether a customer's transactions were subject to an available exemption from the registration requirements of Section 5, except in relation to compliance with certain requirements of Rule 144.
89.Although Oppenheimer's policies related to penny stocks purportedly sought to address potential unregistered distributions, among other regulatory risks, except for the limited consideration of affiliate status, no feature of the policies reflected consideration of the requirements to comply with Section 5 and related rules and Commission interpretative statements.
90.In addition to establishing reasonable policies and procedures, a broker-dealer must also have effective systems in place to implement them. See Quest Capital Strategies, Inc., Exchange Act Rel. No. 44935, 2001 WL 1230619 at *6 (Oct. 15, 2001) (Commission opinion). A system of follow up and review when irregularities are detected is also a critical part of the implementation of policies and procedures. See World Trade Fin. Corp., Exchange Act Rel. No. 66114, *11-12 (Jan. 6, 2012) (Commission opinion).
91.Oppenheimer also did not adequately implement its policies and procedures to prevent or detect Oppenheimer personnel's Section 5 violations. Before September 2010, Oppenheimer's written policy required that all shares subject to Rule 144 be reviewed and cleared by a National Sales department, but the Branch Office did not route to this department physical stock certificates without a restricted legend, even if they were accompanied by a Rule 144 opinion letter from outside counsel, unless it determined the customer may be an affiliate of the issuer. If the firm's written policy had been reasonably implemented and all certificates subject to Rule 144 had been routed to this department for review, Oppenheimer might have detected and prevented Oppenheimer personnel's Section 5 violations.
92.Beginning around September 2010, Oppenheimer eliminated certain procedures designed to detect or prevent Section 5 violations concerning resales of securities not stamped "restricted" and accompanied by an opinion letter when Oppenheimer had the National Sales department perform a limited review of the certificates bearing no restricted legends. As a result, they did not prevent the resulting SSPT resale that violated Sections 5(a) and (c) which they otherwise might have if they had subjected the transactions to the more fulsome review for compliance with the requirements of Rule 144.
93.As a result of Oppenheimer's failure to establish reasonable policies and procedures and failure to implement its policies and procedures, Oppenheimer failed reasonably to supervise with a view to prevent and detect the violations of Section 5 by Oppenheimer personnel.
H. UNDERTAKINGS
Oppenheimer has undertaken to:
94.Independent Compliance Consultant. With respect to its retention of an independent compliance consultant, Oppenheimer has agreed to the following undertakings:

a.
Oppenheimer will retain the services of an independent consultant (the "Independent Consultant") that is not unacceptable to the Commission staff The Independent Consultant's compensation and expenses shall be borne exclusively by Oppenheimer. Prior to the retention of the Independent Consultant, Oppenheimer will provide to the staff of the Commission a copy of the engagement letter detailing the Independent Consultant's responsibilities, which includes the reviews to be made by the Independent Consultant as described in this Order.

b.
Oppenheimer shall require that the Independent Consultant conduct a review of Oppenheimer's policies and procedures as they relate to compliance with Section 5 of the Securities Act, Bank Secrecy Act, the Patriot Act, Oppenheimer's AML program and proper recognition of liabilities and expenses associated with accounting for failure to withhold taxes and report on income on accounts of foreign entities trading on behalf of customers, and to report income for U.S. customers trading through foreign financial institutions.

c.
Within one hundred twenty (120) days after the entry of this Order, the Independent Consultant shall submit a written and dated report of its finding to Oppenheimer and to the Commission staff (the "Report").

Oppenheimer shall require that each Report include a description of the review performed, the names of the individuals who performed the review, the conclusions reached, the Independent Consultant's recommendations for changes in or improvements to Oppenheimer's policies and procedures, and a procedure for implementing the recommended changes in or improvements to Oppenheimer's policies and procedures.

d.
Oppenheimer shall adopt all recommendations contained in the Report within sixty (60) days of the Report; provided, however, that within thirty (30) days after the date of the Report, Oppenheimer shall in writing advise the Independent Consultant and the Commission staff of any recommendations that Oppenheimer considers to be unduly burdensome, impractical, or inappropriate. With respect to any recommendation that Oppenheimer considers unduly burdensome, impractical, or inappropriate, Oppenheimer need not adopt that recommendation at that time but shall propose in writing an alternative policy, procedure, or system designed to achieve the same objective or purpose.

e.
As to any recommendation with respect to Oppenheimer's policies and procedures on which Oppenheimer and the Independent Consultant do not agree, Oppenheimer and the Independent Consultant shall attempt in good faith to reach an agreement within sixty (60) days after the date of the Report. Within fifteen (15) days after the conclusion of the discussion and evaluation by Oppenheimer and the Independent Consultant, Oppenheimer shall require that the Independent Consultant inform Oppenheimer and the Commission staff in writing of the Independent Consultant's final determination concerning any recommendation that Oppenheimer considers to be unduly burdensome, impractical, or inappropriate. Oppenheimer shall abide by the determinations of the Independent Consultant and, within thirty (30) days after final agreement between Oppenheimer and the Independent Consultant or final determination of the Independent Consultant, whichever occurs first, Oppenheimer shall adopt and implement all of the recommendations that the Independent Consultant deems appropriate.

f.
Within thirty (30) days of Oppenheimer's adoption of all of the recommendations in the Report that the Independent Consultant deems appropriate, as determined pursuant to the procedures set forth herein, Oppenheimer shall certify in writing to the Independent Consultant and the Commission staff that Oppenheimer has adopted and implemented all of the Independent Consultant's recommendations in the Report. Thereafter, beginning one hundred eighty days (180) after the entry of this Order, the Independent Consultant shall conduct such review as it deems appropriate to verify that Oppenheimer has appropriately implemented the recommendations in the Report. Prior to two hundred and ten (210) days after the entry of this Order, the Independent Consultant shall confirm to the Commission staff that Oppenheimer has adopted and implemented all of the Independent Consultant's recommendations in the Report. Unless otherwise directed by the Commission staff, all Reports, certifications, and other documents required to be provided to the Commission staff shall be sent to Scott W. Friestad, Associate Director, Division of Enforcement, Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549-5010 and Gerald Hodgkins, Associate Director, Division of Enforcement, Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549-6010, or such other address as the Commission staff may provide.

g.
On the anniversary of the date of the certification described in subparagraph 94(f), for a period of four (4) years, the Independent Consultant shall conduct a review to determine whether: (1) Oppenheimer is implementing all of the Independent Consultant's recommendations adopted pursuant to the foregoing provisions and this provision; and, (2) there have been any changes in the law or Oppenheimer's business operations such that the recommendations should be amended and updated to take into account any such changed circumstance. Within forty-five (45) days after each anniversary date of the certification, the Independent Consultant shall submit a written and dated report of its findings to Oppenheimer and the Commission staff (the "Anniversary Report"). Oppenheimer shall require that each Anniversary Report include a description of the review performed, the names of the individuals who performed the review, the conclusions reached, and any further recommendations concerning changes in or improvements to Oppenheimer's policies and procedures directed at effecting implementation of the recommendations in the initial Report or an Anniversary Report or directed at addressing any changes in the law or business. Any recommendations made in an Anniversary Report shall be subject to the same processes set forth in subparagraphs 94(d) through 94(f). Each successive review pursuant to this subparagraph shall include a review of any recommendations implemented as a result of the Report or Anniversary Report.

h.
Oppenheimer shall cooperate fully with the Independent Consultant and shall provide the Independent Consultant with access to such of its files, books, records, and personnel as are reasonably requested by the Independent Consultant for review.

i.	To ensure the independence of the Independent Consultant, Oppenheimer: (1) shall not have the authority to terminate the Independent Consultant or substitute another independent compliance consultant for the initial Independent Consultant without the prior written approval of the Commission staff; and (2) shall compensate the Independent Consultant and persons engaged to assist the Independent Consultant for services rendered pursuant to this Order at their reasonable and customary rates.

j.	Oppenheimer shall require the Independent Consultant to enter into an agreement that provides for the period of engagement and for a period of two (2) years from completion of the engagement, the Independent Consultant shall not enter into any employment, consultant, attorney-client, auditing or other professional relationship with Oppenheimer, or any of its present or former affiliates, directors, officers, employees, or agents acting in their capacity as such. The agreement will also provide that the Independent Consultant will require that any firm with which the Independent Consultant is affiliated or of which the Independent Consultant is a member, and any person engaged to assist the Independent Consultant in the performance of the Independent Consultant's duties under this Order shall not, without prior written consent of the Commission staff, enter into any employment, consultant, attorney-client, auditing or other professional relationship with Oppenheimer, or any of its present or former affiliates, directors, officers, employees, or agents acting in their capacity as such for the period of the engagement and for a period of two (2) years after the engagements.

95.
Recordkeeping. Oppenheimer shall preserve for a period of not less than six years from the end of the fiscal year last used, the first two years in an easily accessible place, any record of its compliance with the undertakings set forth herein.

96.
Deadlines. For good cause shown, the Commission staff may extend any of the procedural dates relating to the undertakings. Deadlines for procedural dates shall be counted in calendar days, except that if the last day falls on a weekend or federal holiday, the next business day shall be considered to be the last day.

97.
Certifications of Compliance by Respondents. Oppenheimer shall certify, in writing, compliance with its undertakings set forth above. The certification shall identify the undertakings, provide written evidence of compliance in the form of a narrative, and be supported by exhibits sufficient to demonstrate compliance. The Commission staff may make reasonable requests for further evidence of compliance, and Oppenheimer agrees to provide such evidence. The certification and supporting material shall be submitted to Scott W. Friestad, Associate Director, Division of Enforcement, Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549-5010 and Gerald Hodgkins, Associate Director, Division of Enforcement, Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549-6010, or such other address as the staff of the

Commission may provide, with a copy to the Office of Chief Counsel of the Enforcement Division, no later than sixty (60) days from the date of the completion of the undertakings.
IV.
In view of the foregoing, the Commission deems it appropriate to impose the sanctions agreed to in Oppenheimer's Offer.
Accordingly, pursuant to Section 8A of the Securities Act and Sections 15(b) and 21C of the Exchange Act it is hereby ORDERED that Oppenheimer:

1.
cease and desist from committing or causing any violations and any future violations of Sections 15(a) and 17(a) of the Exchange Act and Rules 17a-3 and 17a-8 thereunder and of Section 5 of the Securities Act;

2.	is censured;

3.
shall pay to the Commission $10 million comprised of $4,168,400 in disgorgement; $753,471 in prejudgment interest; and $5,078,129 in civil penalties. A penalty amount that includes an additional $10 million is appropriate for the conduct at issue herein, however, in light of the civil money penalty paid by Oppenheimer to FinCEN in In the Matter of Oppenheimer & Co. Inc., Number 2015-01, no additional penalty is being ordered at this time. Oppenheimer's total obligation to pay in this proceeding would be $20 million in the event it fails to pay its $10 million of a civil money penalty to FinCEN.

Payment of disgorgement, prejudgment interest, and $78,129 in civil penalties will be due ten (10) days after institution of this Order, with the remaining $5,000,000 in civil penalties, and interest accrued pursuant to 31 U.S.C. 3717, due no later than the second anniversary of the institution of this Order. The Commission acknowledges that Oppenheimer has placed certain assets in escrow which Oppenheimer believes will satisfy the payment required to be made by the second anniversary of the institution of this Order; however, Oppenheimer retains its payment obligation irrespective of any amounts realized by payment from, sale of, or redemption of, any escrowed assets.
If any payment is not made by the date the payment is required by this Order, the entire outstanding balance of disgorgement, prejudgment interest, and civil penalties, plus any additional interest accrued pursuant to SEC Rule of Practice 600 or pursuant to 31 U.S.C. 3717, shall be due and payable immediately, without further application. Payment must be made in one of the following ways:
(1)    Respondent may transmit payment electronically to the Commission, which will provide detailed ACH transfer/Fedwire instructions upon request;

(2)	Respondent may make direct payment from a bank account via Pay.gov through the SEC website at http://www.sec.gov/aboutioffices/ofm.htm; or

(3)
Respondent may pay by certified check, bank cashier's check, or United States postal money order, made payable to the Securities and Exchange Commission (for transfer to the general fund of United States Treasury in accordance with Exchange Act Section 21F(g)(3)) and hand-delivered or mailed to:

Enterprise Services Center
Accounts Receivable Branch
HQ Bldg., Room 181, AMZ-341
6500 South MacArthur Boulevard Oklahoma City, OK 73169
Payments by check or money order must be accompanied by a cover letter identifying Oppenheimer & Co. Inc. as a Respondent in these proceedings, and the file number of these proceedings; a copy of the cover letter and check or money order must be sent to Scott W. Friestad, Associate Director, Division of Enforcement, Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549-5030 and Gerald Hodgkins, Associate Director, Division of Enforcement, Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549-6010.
4.    shall comply with the undertakings enumerated in Section III.H above.
By the Commission.

Brent J. Fields
Secretary